Exhibit 1.1

No. 2548782
The Companies Act 1985 Company Limited by Shares

MEMORANDUM
(Amended by Special Resolution passed on 6 March 1998)
AND
ARTICLES OF ASSOCIATION
(Amended by Special Resolution passed on 14 May 2009)

ARM Holdings plc
(incorporated on 16 October 1990 under the Companies Act 1985)

TABLE OF CONTENTS

	Article No.	Page No.
MEMORANDUM OF ASSOCIATION		1
ARTICLES OF ASSOCIATION		7
Preliminary
Table A not to apply	1	7
Interpretation	2	7

Share Capital
Amount of share capital	3	9
Increase of share capital	4	9
Consolidation, subdivision and cancellation	5	9
Purchase of own shares	6	10
Reduction of capital	7	11

Shares
Rights attaching to shares on issue	8	11
Directors’ power to allot securities and to sell treasury shares	9	11
Commissions on issue of shares	10	12
Renunciation of allotment	11	12
Trust etc. interests not recognised	12	12

Share Certificates
Issue of share certificates	13	13
Form of share certificate	14	13
Joint holders	15	13
Replacement of share certificates	16	13

Calls on Shares
Power to make calls	17	14
Liability for calls	18	14
Interest on overdue amounts	19	14

Article No.	Page No.
Other sums due on shares	20	14
Power to differentiate between holders	21	14
Payment of calls in advance	22	14

Forfeiture and Lien
Notice on failure to pay a call	23	15
Forfeiture for non-compliance	24	15
Disposal of forfeited shares	25	15
Holder to remain liable despite forfeiture	26	15
Lien on partly-paid shares	27	15
Sale of shares subject to lien	28	16
Proceeds of sale of shares subject to lien	29	16
Evidence of forfeiture	30	16

Variation of Rights
Manner of variation of rights	31	16
Matters not constituting variation of rights	32	17

Transfer of Shares
Form of transfer	33	17
Balance certificate	34	17
Right to refuse registration	35	17
No fee on registration	36	18
Closure of Register	37	18
Branch Register	38	18
Further provisions on shares in uncertificated form	39	18

Transmission of Shares
Persons entitled on death	40	19
Election by persons entitled by transmission	41	19
Rights of persons entitled by transmission	42	19

Article No.	Page No.
Untraced Shareholders	43	19

General Meetings
Annual and Extraordinary General Meetings	44	20
Convening of General Meetings	45	20

Notice of General Meetings
Length of notice for General Meetings	46	20
Contents of notice of General Meetings	47	21

Proceedings at General Meetings
Chairman	48	21
Quorum	49	21
Lack of quorum	50	22
Adjournment	51	22
Notice of adjourned meeting	52	22
Amendments to resolutions	53	22

Polls
Demands for a poll	54	22
Procedure on a poll	55	23
Voting on a poll	56	23
Timing of poll	57	23

Votes of Members
Votes attaching to shares	58	23
Votes of joint holders	59	23
Chairman’s casting vote	60	24
Restriction on voting in particular circumstances	61	24
Voting by guardian	62	26
Validity and result of vote	63	26

Article No.	Page No.
Proxies and Corporate Representatives
Proxy need not be a member	64	26
Form of proxy	65	26
Deposit of form of proxy	66	27
Rights of proxy	67	27
Revocation of proxy	68	27
Corporations acting by representatives	69	27

Directors
Number of Directors	70	28
Share qualification	71	28
Directors’ fees	72	28
Other remuneration of Directors	73	28
Directors’ expenses	74	28
Directors’ pensions and other benefits	75	28
Appointment of executive Directors	76	29
Powers of executive Directors	77	29

Appointment and Retirement of Directors
Age limit	78	29
Retirement at Annual General Meetings	79	29
Re-election of retiring Director	80	30
Election of two or more Directors	81	30
Nomination of Director for election	82	30
Election or appointment of additional Director	83	30
Vacation of office	84	31
Removal of Director	85	31

Meetings and Proceedings of Directors
Convening of meetings of Directors	86	31
Quorum	87	32
Chairman	88	32
Casting vote	89	32

Article No.	Page No.
Number of Directors below minimum	90	32
Written resolutions	91	33
Validity of proceedings	92	33

Directors’ Interests
Authorisation of Directors’ interests	93	33
Permitted interests	93A	34
Restrictions on quorum and voting	94	35
Confidential information	94A	37
Directors’ interests - general	95	37

Committees of the Directors
Appointment and constitution of committees	96	38
Proceedings of committee meetings	97	38

Powers of Directors
General powers	98	38
Local boards	99	38
Appointment of attorney	100	39
President	101	39
Signature on cheques etc.	102	39
Borrowing powers	103	39

Alternate Directors	104	43

Secretary	105	44

The Seal	106	44

Authentication of Documents	107	45

Reserves
Establishment of reserves	108	45

Article No.	Page No.
Business bought as from past date	109	45

Dividends
Final dividends	110	46
Fixed and interim dividends	111	46
Distribution in specie	112	46
No dividend except out of profits	113	46
Ranking of shares for dividend	114	46
Manner of payment of dividends	115	47
Joint holders	116	47
Record date for dividends	117	47
No interest on dividends	118	47
Retention of dividends	119	48
Unclaimed dividend	120	48
Waiver of dividend	121	48

Capitalisation of Profits and Reserves	122	48

Scrip Dividends	123	49

Accounts
Accounting records	124	50
Copies of accounts for members	125	50

Auditors
Validity of Auditor’s acts	126	51
Auditor’s right to attend General Meetings	127	51

Communications with members
Service of notices etc	128	51
Joint holders	129	52
Deceased and bankrupt members	130	52
Overseas members	131	52

Article No.	Page No.
Suspension of postal services	132	53

Signature or authentication of documents sent by electronic means	134	53
Statutory requirements as to notices	135	53

Winding-Up
Directors’ power to petition	136	53
Distribution of assets in specie	137	53

Destruction of Documents	138	54

Indemnity	139	54

Approved Depositaries	140	55

The Companies Act 1985

Company Limited by Shares

Memorandum of Association
 of
ARM Holdings plc

(amended by Special Resolution passed on 6 March 1998)

1	The Company’s name is “ARM Holdings plc”.1

2	The Company is to be a public company.

3	The Company’s registered office is to be situated in England and Wales.

4	The Company’s objects are:

(a)	to act as a holding company in all its branches;

(b)
to acquire and hold controlling and other interests in the share or loan capital of any company or companies and in particular (but without limitation) in companies having objects similar to those in paragraph (c) below;

(c)
to design, modify, develop, manufacture, assemble and deal in computers and peripheral equipment including without limitation processors, software tools and cell designs; to provide a technical advisory and design service for users and potential users of computers and other electronic or automatic equipment and to devise and supply programmes and other software for such users; to carry out research, investigations and experimental work in relation to electronics and the application and use of electronic technology; to apply for, purchase or otherwise acquire any patents, patent rights, copyrights, trade marks, formulas, licences, concessions and the like, conferring any exclusive, non-exclusive or limited right to use, or any secret or other information as to, any invention which may seem capable of being used for any purpose of the Company, or the acquisition of which may seem calculated to benefit the Company; to use, exercise, develop or grant licences in respect of or otherwise turn to account, the property, right or information so acquired; to sell any patent rights or privileges belonging to the Company or any interest in them, to grant licences for the use and practice of the same or any of them, to let and allow to be used or otherwise deal with any inventions, patents or privileges in which the Company may be interested, and to do all such acts and things as may be deemed expedient for turning to account any such inventions, patents and privileges;

______________
1	The Company’s name on incorporation was Styletheme Limited.
On 22 November 1990, the Company’s name was changed to Advanced RISC Machines Holdings Limited.
On 10 March 1998, the Company was re-registered as a public company with the name ARM Holdings plc.

(d)
to carry on any other trade or business whatever which can in the opinion of the Board of Directors be advantageously carried on in connection with or ancillary to any of the businesses of the Company;

(e)	to purchase or by any other means acquire or take options over any property whatever, and any rights or privileges of any kind over or in respect of any property;

(f)
to apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere, any patents, patent rights, brevets d’invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire;

(g)
to acquire or undertake the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company or to acquire an interest in, amalgamate with or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received;

(h)
to improve, manage, construct, repair, develop, exchange, let on lease or otherwise mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company;

(i)	to invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made;

(j)
to lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid);

(k)
to borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it;

(l)
to draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures and other negotiable or transferable instruments;

(m)
to apply for, promote and obtain any Act of Parliament, order or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company’s interests and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interest;

(n)
to enter into any arrangements with any government or authority (supreme, municipal, local or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them and to obtain from any such government, or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise and comply with any such charters, decrees, rights, privileges and concessions;

(o)
to subscribe for, take, purchase or otherwise acquire, hold, sell, deal with, dispose of, place or underwrite shares, stocks, debentures, debenture stock, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world and debentures, debenture stock, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise in any part of the world;

(p)
to control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect of any business or operations of or generally with respect to any such company or companies;

(q)
to promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place, underwrite, subscribe for, or guarantee the placing, underwriting or subscription or otherwise acquire all or any part of, the shares or securities of any such company as aforesaid;

(r)
to sell or otherwise dispose of the whole or any part of the business or property of the Company either together or in portions for such consideration as the Company may think fit, and in particular for shares, debentures or securities of any company purchasing the same;

(s)	to act as agents or brokers and as trustees for any person, firm or company and to undertake and perform sub-contracts;

(t)	to remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient;

(u)
to pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares or other securities of the Company;

(v)
to support and subscribe to any charitable or public object and to support and subscribe to any institution, society or club which may be for the benefit of the Company or its Directors or employees, or may be connected with any town or place where the Company carries on business, to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurances; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants, and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained;

(w)
to establish and maintain, and to contribute to, any scheme for encouraging or facilitating the holding of shares or debentures in the Company by or for the benefit of its employees or former employees, or those of its subsidiary or holding company or subsidiary of its holding company, or by or for the benefit of any other persons as may for the time being be permitted by law, or any scheme for sharing profits with its employees or those of its subsidiary and/or associated companies, and (so far as for the time being permitted by law) to lend money to employees of the Company or of any company which is its holding company or is a subsidiary of the Company or any such holding company or otherwise is allied to or associated with the Company with a view to enabling them to acquire shares in the Company or its holding company;

(x)
(i) to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to the Company or any such other company, subsidiary undertaking or pension fund and (ii) to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability; for the purposes of this clause “holding company” and “subsidiary undertaking” shall have the same meanings as in the Companies Act 1985 as amended by the Companies Act 1989;

(y)	to distribute among the Members of the Company in kind any property of the Company of whatever nature;

(z)	to procure the Company to be registered or recognised in any part of the world;

(aa)
to do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others; and

(bb)	to do all such things as may be incidental or conducive to the attainment of the Company’s objects or any of them.

AND so that:

(1)
None of the objects set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

(2)
None of the sub-clauses of this Clause and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other such sub-clause and the Company shall have as full a power to exercise each and every one of the objects specified in each sub-clause of this Clause as though each such sub-clause contained the objects of a separate company.

(3)
The word “company” in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

(4)
In this Clause the expression “the Act” means the Companies Act 1985, but so that any reference in this Clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

5	The liability of the Members is limited.

6	The Company’s share capital is £1,000 divided into 1,000 shares of £1 each2.

We, the subscribers to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum and we agree to take the number of shares shown opposite our respective names.

Names and addresses of Subscribers	Number of shares taken by each Subscriber

(i) Instant Companies Limited 2 Baches Street London N1 6UB	One
(ii) Swift Incorporations Limited 2 Baches Street London N1 6UB	One ________
Total shares taken	Two

Dated the 30th day of July 1990

Witness to the above Signatures:

Terry Jayne
2 Baches Street
London N1 6UB

______________
2	As at 23 December 2004, the authorised share capital was £1,100,000 divided into 2,200,000,000 Ordinary Shares of 0.05p each.

The Companies Act 1985

Company Limited by Shares

Articles of Association

of

ARM Holdings plc

(amended by Special Resolution passed on 14 May 2009)

Preliminary

1	Table A not to apply

The regulations in Table A in The Companies (Tables A to F) Regulations 1985 shall not apply to the Company.

2	Interpretation

In these Articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:

“Approved Depositary”
A custodian or some other person appointed in writing by the Directors whereby such custodian or other person holds or is interested in Ordinary Shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to receive such shares, provided and to the extent that the terms and conditions of the custodian or other person acting as such have been approved by the Directors for the purpose of these Articles.

“these Articles”	These Articles of Association as from time to time altered.

“Auditors”	The auditors for the time being of the Company.

“CREST Regulations”	The Uncertificated Securities Regulations 2001.

“London Stock Exchange”	London Stock Exchange plc.

“month”	Calendar month.

“Nominee”	A member of the Company who holds Ordinary Shares in the Company as nominee for an Approved Depositary.

“Office”	The registered office of the Company for the time being.

“Operator”	CRESTCo Limited or such other person as may for the time being be approved by H.M. Treasury as Operator under the CREST Regulations.

“Operator-instruction”	A properly authenticated dematerialised instruction attributable to the Operator.

“paid”	Paid or credited as paid.

“participating security”	A security title to units of which is permitted by the Operator to be transferred by means of a relevant system.
“Register”	The register of members of the Company.
“relevant system”	A computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the CREST Regulations.
“Seal”	The Common Seal of the Company.
“Securities Seal”	An official seal kept by the Company for sealing securities issued by the Company, or for sealing documents creating or evidencing securities so issued, as permitted by the Companies Acts.
“Statutes”	The Companies Acts, the CREST Regulations, and every other enactment (to the extent the same is in force) concerning companies and affecting the Company.
“Transfer Office”	The place where the Register is situate for the time being.
“UK Listing Authority”	The Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000.
“United Kingdom”	Great Britain and Northern Ireland.

“in writing”	Written or produced by any substitute for writing (including anything in electronic form) or partly one and partly another.

“year”	Calendar year.

The expression “address” includes any number or address (including, in the case of any Uncertificated Proxy Instruction permitted under Article 66, an identification number of a participant in the relevant system) used for the purposes of sending or receiving notices, documents or information by electronic means.

The expressions “hard copy form”, “electronic form” and “electronic means” shall have the same respective meanings as in the Company Communications Provisions.

The expression “Companies Acts” shall have the meaning given thereto by Section 2 of the Companies Act 2006 but shall only extend to provisions which are in force at the relevant date.

The expression “Company Communications Provisions” shall have the same meaning as in the Companies Acts.

The expressions “debenture” and “debenture holder” shall respectively include debenture stock and debenture stockholder.

The expression “holder” in relation to a share in the capital of the Company means the member whose name is entered in the Register as the holder of that share.

The expression “officer” shall include a Director, manager or the Secretary but shall not include the Auditors.

The expressions “recognised clearing house” and “recognised investment exchange” shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services and Markets Act 2000.

The expression “Secretary” shall include any person appointed by the Directors to perform any of the duties of the Secretary including, but not limited to, a joint, assistant or deputy Secretary.

The expression “shareholders’ meeting” shall include both a General Meeting and a meeting of the holders of any class of shares of the Company.

All such of the provisions of these Articles as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” shall be construed accordingly.

Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.

References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles).

Subject as aforesaid any words or expressions defined in the Companies Acts or the CREST Regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

A Special shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

References to a share (or a holding of shares) being in certificated or uncertificated form are references, respectively, to that share being a certificated or an uncertificated unit of a security for the purposes of the CREST Regulations.

SHARE CAPITAL

3	Amount of share capital

The share capital of the Company consists of 2,200,000,000 Ordinary Shares of 0.05p each.

4	Increase of share capital

The Company may from time to time by Ordinary Resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe. All new shares shall be subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

5	Consolidation, subdivision and cancellation

5.1	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)
cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

(c)
subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is subdivided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

5.2
Whenever as a result of a consolidation or subdivision of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Directors may authorise some person to transfer the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale. So far as the Statutes allow, the Directors may treat shares of a member in certificated form and in uncertificated form as separate holdings in giving effect to subdivisions and/or consolidations and may cause any shares arising on consolidation or subdivision and representing fractional entitlements to be entered in the Register as shares in certificated form where this is desirable to facilitate the sale thereof.

6	Purchase of own shares

6.1
Subject to the provisions of the Statutes, the Company may purchase, or may enter into a contract under which it will or may purchase, any of its own shares of any class (including any redeemable shares) but so that if there shall be in issue any shares which are convertible into equity share capital of the Company of the class proposed to be purchased, then the Company shall not purchase, or enter into a contract under which it will or may purchase, such equity shares unless either:

(a)	the terms of issue of such convertible shares include provisions permitting the Company to purchase its own equity shares or providing for adjustment to the conversion terms upon such a purchase; or

(b)	the purchase, or the contract, has first been approved by a Special Resolution passed at a separate meeting of the holders of such convertible shares.

6.2
The Company may not exercise any right in respect of treasury shares held by it, including any right to attend or vote at meetings, to participate in any offer by the Company to shareholders or to receive any distribution (including in a winding-up), but without prejudice to its right to sell the treasury shares, to receive an allotment of shares as fully-paid bonus shares in respect of the treasury shares or to receive any amount payable on redemption of any redeemable treasury shares.

7	Reduction of capital

Subject to the provisions of the Statutes, the Company may by Special Resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any way.

SHARES

8	Rights attaching to shares on issue

Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue any shares which are, or at the option of the Company or the holder are liable, to be redeemed.

9	Directors’ power to allot securities and to sell treasury shares

9.1
Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

9.2
The Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 80 of the Companies Act 1985 to exercise for each Allotment Period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the Section 80 Amount.

9.3
During each Allotment Period the Directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of the authority in paragraph 9.2 above and to sell treasury shares wholly for cash:

(a)	in connection with a Rights Issue; and

(b)	otherwise than in connection with a Rights Issue, up to an aggregate nominal amount equal to the Section 89 Amount,

as if Section 89(1) of the Companies Act 1985 did not apply to any such allotment or sale.

9.4	By such authority and power the Directors may, during the Allotment Period, make offers or agreements which would or might require securities to be allotted or sold after the expiry of such period.

9.5	For the purposes of this Article:

(a)
“Rights Issue” means an offer of equity securities open for acceptance for a period fixed by the Directors to (i) holders (other than the Company) on the Register on a record date fixed by the Directors of Ordinary Shares in proportion to their respective holdings (for which purpose holdings in certificated and uncertificated form may be treated as separate holdings) and (ii) other persons so entitled by virtue of the rights attaching to any other securities held by them, but subject in both cases to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory;

(b)
“Allotment Period” means the period ending on the date of the Annual General Meeting in 2009 or on 25 April 2009, whichever is the earlier, or any other period (not exceeding five years on any occasion) for which the authority conferred by paragraph 9.2 above is renewed by Resolution of the Company in General Meeting stating the Section 80 Amount for such period;

(c)
the “Section 80 Amount” shall for the first Allotment Period be £170,500 and for any other Allotment Period shall be that stated in the relevant Resolution renewing the authority conferred by paragraph 9.2 above for such period or, in either case, any increased amount fixed by Resolution of the Company in General Meeting;

(d)
the “Section 89 Amount” shall for the first Allotment Period be £25,500 and for any other Allotment Period shall be that stated in the relevant Special Resolution renewing the power conferred by paragraph 9.3 above for such period or, in either case, any increased amount fixed by Special Resolution; and

(e)
the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

10	Commissions on issue of shares

The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

11	Renunciation of allotment

The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder:

(a)	recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation and/or

(b)	allow the rights represented thereby to be one or more participating securities in each case upon and subject to such terms and conditions as the Directors may think fit to impose.

12	Trust etc. interests not recognised

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the holder.

SHARE CERTIFICATES

13	Issue of share certificates

Every person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the Register in respect of shares in certificated form shall upon the issue or transfer to him of shares be entitled without payment to a certificate therefor (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully-paid shares) within five business days after lodgement of the transfer or (in the case of a transfer of partly-paid shares) within two months after lodgement of the transfer.

14	Form of share certificate

Every share certificate shall be executed by the Company in such manner as the Directors may decide (which may include use of the Seal or the Securities Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) and/or manual or facsimile signatures by one or more Directors) and shall specify the number and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class.

15	Joint holders

In the case of a share held jointly by several persons in certificated form the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint holders shall be sufficient delivery to all.

16	Replacement of share certificates

16.1	Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

16.2
If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

16.3
If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Directors may think fit but otherwise free of charge.

16.4	In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

CALLS ON SHARES

17	Power to make calls

The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of allotment of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

18	Liability for calls

Each member shall (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be wholly or partly revoked or postponed as the Directors may determine.

19	Interest on overdue amounts

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 15 per cent per annum) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

20	Other sums due on shares

Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

21	Power to differentiate between holders

The Directors may on the allotment of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

22	Payment of calls in advance

The Directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate as the member paying such sum and the Directors may agree.

FORFEITURE AND LIEN

23	Notice on failure to pay a call

23.1
If a member fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

23.2
The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

24	Forfeiture for non-compliance

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

25	Disposal of forfeited shares

A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

26	Holder to remain liable despite forfeiture

A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares (and shall, in the case of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares) but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at 15 per cent per annum (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal or waive payment in whole or in part.

27	Lien on partly-paid shares

The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share and the Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

28	Sale of shares subject to lien

The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing demanding payment of the sum presently payable and giving notice of intention to sell the share in default of payment shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law.

29	Proceeds of sale of shares subject to lien

The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender, in the case of shares held in certificated form, to the Company for cancellation of the certificate for the shares sold and subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

30	Evidence of forfeiture

A statutory declaration in writing that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration shall (subject to the relevant share transfer being made, if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

VARIATION OF RIGHTS

31	Manner of variation of rights

31.1
Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up.

31.2
To every such separate meeting all the provisions of these Articles relating to General Meetings and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class (but so that at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him.

31.3
The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

32	Matters not constituting variation of rights

The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by (a) the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto or (b) the purchase by the Company of any of its own shares.

TRANSFER OF SHARES

33	Form of transfer

33.1
All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer which are registered may be retained by the Company.

33.2	All transfers of shares which are in uncertificated form shall, unless the CREST Regulations otherwise provide, be effected by means of a relevant system.

34	Balance certificate

Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and, to the extent that the balance is to be held in certificated form, a new certificate for the balance of such shares issued in lieu without charge.

35	Right to refuse registration

35.1
The Directors may decline to recognise any instrument of transfer relating to shares in certificated form unless it is in respect of only one class of share and is lodged (duly stamped if required) at the Transfer Office accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do). In the case of a transfer of shares in certificated form by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

35.2
The Directors may, in the case of shares in certificated form, in their absolute discretion and without assigning any reason therefor refuse to register any transfer of shares (not being fully-paid shares) provided that, where any such shares are admitted to the official list maintained by the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

35.3	The Directors may also refuse to register an allotment or transfer of shares (whether fully-paid or not) in favour of more than four persons jointly.

35.4	If the Directors refuse to register an allotment or transfer they shall within two months after the date on which:

(a)	the letter of allotment or transfer was lodged with the Company (in the case of shares held in certificated form); or

(b)	the Operator-instruction was received by the Company (in the case of shares held in uncertificated form);

send to the allottee or transferee notice of the refusal.

36	No fee on registration

No fee will be charged by the Company in respect of the registration of any transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

37	Closure of Register

The registration of transfers may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Directors may from time to time determine and either generally or in respect of any class of shares, except that, in respect of any shares which are participating securities, the Register shall not be closed without the consent of the Operator.

38	Branch Register

Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

39	Further provisions on shares in uncertificated form

39.1
Subject to the Statutes and the rules (as defined in the CREST Regulations), the Directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a relevant system or that shares of any class should cease to be held and transferred as aforesaid.

39.2	The provisions of these Articles shall not apply to shares of any class which are in uncertificated form to the extent that such Articles are inconsistent with:

(a)	the holding of shares of that class in uncertificated form;

(b)	the transfer of title to shares of that class by means of a relevant system; or

(c)	any provision of the CREST Regulations.

TRANSMISSION OF SHARES

40	Persons entitled on death

In case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by him.

41	Election by persons entitled by transmission

A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the Company notice in writing to that effect or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the notice or transfer were a transfer made by the member registered as the holder of any such share.

42	Rights of persons entitled by transmission

Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to shareholders’ meetings until he shall have been registered as a member in respect of the share.

UNTRACED SHAREHOLDERS

43	Untraced Shareholders

43.1
The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that:

(a)
during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph 43.1(b) below (or, if published on different dates, the first thereof) at least three dividends in respect of the shares have become payable and no dividend in respect of those shares has been claimed; and

(b)	the Company shall on expiry of such period of 12 years have inserted advertisements in both a national newspaper and in a newspaper circulating in the area in which the last known address of the member or the address at which service of notices may be effected under these Articles is located giving notice of its intention to sell the said shares; and

(c)	during the period of three months following the publication of such advertisements the Company shall have received no communication from such member or person.

43.2
To give effect to any such sale the Company may appoint any person to transfer, as transferor, the said shares and such transfer shall be as effective as if it had been carried out by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

43.3	In the case of shares in uncertificated form, the foregoing provisions of this Article are subject to any restrictions applicable under the CREST Regulations.

GENERAL MEETINGS

44	Annual and Extraordinary General Meetings

An Annual General Meeting shall be held once in every year, at such time (within a period of not more than 15 months after the holding of the last preceding Annual General Meeting) and place as may be determined by the Directors. All other General Meetings shall be called Extraordinary General Meetings.

45	Convening of General Meetings

The Directors may whenever they think fit, and shall on requisition in accordance with either the Statutes or any agreement in writing with an Approved Depositary, proceed with proper expedition to convene an Extraordinary General Meeting.

NOTICE OF GENERAL MEETINGS

46	Length of notice for General Meetings

An Annual General Meeting shall be called by notice of at least 21 days. An Extraordinary General Meeting shall be called by notice of at least 14 days. The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in manner hereinafter mentioned to all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company Provided that the Company may determine that only those persons entered on the Register at the close of business on a day determined by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice and Provided also that a General

Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:

(a)	in the case of an Annual General Meeting by all the members entitled to attend and vote thereat; and

(b)
in the case of an Extraordinary General Meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

47	Contents of notice of General Meetings

47.1
Every notice calling a General Meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy or proxies to attend, speak and vote instead of him and that a proxy need not be a member of the Company.

47.2
The notice shall specify the general nature of the business to be transacted at the meeting; and if any resolution is to be proposed as a Special Resolution, the notice shall contain a statement to that effect.

47.3	In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

47.4
For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting or to appoint a proxy to do so.

PROCEEDINGS AT GENERAL MEETINGS

48	Chairman

The Chairman of the Directors, failing whom a Deputy Chairman, shall preside as chairman at a General Meeting. If there is no such Chairman or Deputy Chairman, or if at any meeting neither is present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director is present or if all the Directors present decline to take the chair, the members present and entitled to vote shall choose one of their number) to be chairman of the meeting.

49	Quorum

No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Three members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

50	Lack of quorum

If within five minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day and such time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine.

51	Adjournment

The chairman of any General Meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for 30 days or more or sine die, not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.

52	Notice of adjourned meeting

Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

53	Amendments to resolutions

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

POLLS

54	Demands for a poll

54.1
At any General Meeting a resolution (other than a Special Resolution) put to the vote of the meeting shall be decided on a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by:

(a)	the chairman of the meeting; or

(b)	not less than five members present in person or by proxy and entitled to vote; or

(c)	a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

54.2
A demand for a poll made under paragraph 54.1 may, before the poll is taken, be withdrawn but only with the consent of the chairman. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

54.3	All Special Resolutions shall only be decided on a poll.

55	Procedure on a poll

A poll shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

56	Voting on a poll

On a poll votes may be given either personally or by proxy and a person or proxy entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. Unless his appointment otherwise provides, the proxy may vote or abstain at his discretion on any matter coming before the meeting on which proxies are entitled to vote.

57	Timing of poll

A poll demanded on the choice of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately so long as the time and place at which it is to be taken are announced at the meeting. If they are not so announced, at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

VOTES OF MEMBERS

58	Votes attaching to shares

58.1
Subject to paragraph 47.4 and to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares, on a show of hands every member or person who has been duly appointed as a proxy who is present in person shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

59	Votes of joint holders

In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

60	Chairman’s casting vote

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any other vote he may have.

61	Restriction on voting in particular circumstances

61.1
No member shall, unless the Directors otherwise determine, be entitled in respect of any share held by him to vote either personally or by proxy at a shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings if any call or other sum presently payable by him to the Company in respect of that share remains unpaid.

61.2
If any member, or any other person appearing to be interested in shares (within the meaning of Part 22 of the Companies Act 2006) held by such member, has been duly served with a notice under Section 793 of the Companies Act 2006 and is in default for a period of 14 days in supplying to the Company the information thereby required, then (unless the Directors otherwise determine) in respect of:

(a)
the shares comprising the shareholding account in the Register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares”, which expression shall include any further shares which are issued in respect of such shares after the date of the notice under Section 793); and

(b)	any other shares held by the member;

the member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred other than pursuant to an approved transfer or pursuant to paragraph 61.3(b) below be entitled to attend or vote either personally or by proxy at a shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings.

61.3
Where the default shares represent 0.25 per cent or more of the issued shares of the class in question (excluding any shares in the Company held as treasury shares), the Directors may in their absolute discretion by notice (a “direction notice”) to such member direct that:

(a)
any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the member and the member shall not be entitled to elect to receive shares in lieu of dividend; and/or

(b)	no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:

(i)	the member is not himself in default as regards supplying the information required; and

(ii)	the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares,

provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the CREST Regulations.

Any direction notice may treat shares of a member in certificated and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former and the latter.

Upon the giving of a direction notice its terms shall apply accordingly.

61.4
The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

61.5
Save as herein provided any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the Directors so determining (such determination to be made within a period of one week of the default being duly remedied to the satisfaction of the Directors with written notice thereof being given forthwith to the member).

61.6	Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with paragraph 61.3(b) above.

61.7	For the purposes of this Article:

(a)
a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under the said Section 793 and either (i) the member has named such person as being so interested or (ii) (after taking into account the response of the member to the said notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

(b)	a transfer of shares is an approved transfer if:

(i)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer (as defined in Section 974 of the Companies Act 2006); or

(ii)
the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares including any such sale made through the London Stock Exchange or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded. For the purposes of this sub-paragraph any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

61.8	The provisions of this Article are in addition and without prejudice to the provisions of the Companies Acts.

62	Voting by guardian

Where in England or elsewhere a guardian, receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such guardian, receiver or other person on behalf of such member to vote in person or by proxy at any shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings.

63	Validity and result of vote

63.1
No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

63.2
Unless a poll is taken a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

PROXIES AND CORPORATE REPRESENTATIVES

64	Proxy need not be a member

A proxy need not be a member of the Company.

65	Form of proxy

65.1	Subject to paragraph 65.2, the appointment of a proxy must be in writing in any usual or common form or in any other form which the Directors may approve and:

(a)	in the case of an individual must either be signed by the appointor or his attorney or authenticated in accordance with Article 134; and

(b)
in the case of a corporation must be either given under its common seal or be signed on its behalf by an attorney or a duly authorised officer of the corporation or authenticated in accordance with Article 134.

Any signature on or authentication of such appointment need not be witnessed. Where an appointment of a proxy is signed or authenticated in accordance with Article 134 on behalf of the appointor by an attorney, the power of attorney or a copy thereof certified notarially or in some other way approved by the Directors must (failing previous registration with the Company) be submitted to the Company, failing which the appointment may be treated as invalid.

65.2	A proxy may also be appointed in accordance with Articles 140.2, 140.3 and 140.6.

66	Deposit of form of proxy

66.1
The appointment of a proxy pursuant to Article 65.1 or Article 140.3.2 must be received at such address or one of such addresses (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no address is so specified, must be left at the Transfer Office) not less than 48 hours (or such shorter time as the Directors may determine) before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. The appointment shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An appointment relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

66.2
Without limiting the foregoing, in relation to any shares in uncertificated form the Directors may permit a proxy to be appointed pursuant to Article 65.1 by electronic means and/or by means of a website in the form of an Uncertificated Proxy Instruction (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, sent by means of a relevant system to such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system)); and may permit any supplement to, or amendment or revocation of, any such Uncertificated Proxy Instruction to be made by a further Uncertificated Proxy Instruction. The Directors may in addition prescribe the method of determining the time at which any such instruction or notification is to be treated as received by the Company. The Directors may treat any such instruction or notification purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder.

67	Rights of proxy

A proxy (including, without limitation, an Appointed Proxy (as defined in Article 140.2)) shall have the right to demand or join in demanding a poll and shall be entitled to attend and speak at a General Meeting.

68	Revocation of proxy

A vote cast or demand for a poll made by proxy shall not be invalidated by the previous death or insanity of the member or by the revocation of the appointment of the proxy or of the authority under which the appointment was made unless written notice of such death, insanity or revocation shall have been received by the Company at the Transfer Office at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

69	Corporations acting by representatives

Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any shareholders’ meeting. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

DIRECTORS

70	Number of Directors

Subject as hereinafter provided the Directors shall not be less than two nor more than sixteen in number. The Company may by Ordinary Resolution from time to time vary the minimum number and/or maximum number of Directors.

71	Share qualification

A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at shareholders’ meetings.

72	Directors’ fees

The ordinary remuneration of the Directors (which may take the form of cash, securities issued by the Company or such other form as the Directors shall decide) shall from time to time be determined by the Directors except that such remuneration (or the value thereof) shall not exceed £250,000 per annum in aggregate or such higher amount as may from time to time be determined by Ordinary Resolution of the Company and shall (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office.

73	Other remuneration of Directors

Any Director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman whether or not such office is held in an executive capacity), or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine.

74	Directors’ expenses

The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or shareholders’ meetings or otherwise in connection with the business of the Company.

75	Directors’ pensions and other benefits

The Directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of)

any Director or ex-Director and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.

76	Appointment of executive Directors

76.1
The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman or Deputy Chairman) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

76.2
The appointment of any Director to the office of Chairman or Deputy Chairman or Managing or Joint Managing or Deputy or Assistant Managing Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

76.3
The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

77	Powers of executive Directors

The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

APPOINTMENT AND RETIREMENT OF DIRECTORS

78	Age limit

Any provision of the Statutes which, subject to the provisions of these Articles, would have the effect of rendering any person ineligible for appointment or election as a Director or liable to vacate office as a Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment or election of any Director over a specified age, shall not apply to the Company.

79	Retirement at Annual General Meetings

79.1
Each Director shall retire at the Annual General Meeting held in the third calendar year following the year in which he was elected or last re-elected but, unless he falls within paragraph 79.2 below, he shall be eligible for re-election.

79.2
A Director shall also retire at any Annual General Meeting if he has agreed to do so (whether in accordance with the terms of his appointment or otherwise) and, unless the Directors have agreed otherwise, he shall not be eligible for re-election.

80	Re-election of retiring Director

The Company at the meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director (if eligible for re-election) or some other person eligible for election. In the absence of such a resolution the retiring Director shall be deemed to have been re-elected except in any of the following cases:

(a)	where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

(b)	where such Director is ineligible for re-election or has given notice in writing to the Company that he is unwilling to be re-elected; or

(c)	where the default is due to the moving of a resolution in contravention of the next following Article.

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

81	Election of two or more Directors

A resolution for the election of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

82	Nomination of Director for election

No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any General Meeting unless not less than seven nor more than 42 days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the Office notice in writing signed or authenticated in accordance with Article 134 by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed (or authenticated in accordance with Articles 134) by the person to be proposed of his willingness to be elected.

83	Election or appointment of additional Director

The Company may by Ordinary Resolution elect, and without prejudice thereto the Directors shall have power at any time to appoint, any person to be a Director either to fill a casual vacancy or as an additional Director, but so that the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these Articles. Any person so appointed by the Directors shall hold office only until the next Annual General Meeting and shall then be eligible for election.

84	Vacation of office

The office of a Director shall be vacated in any of the following events, namely:

(a)	if he shall become prohibited by law from acting as a Director;

(b)	if he shall resign by writing under his hand left at the Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer;

(c)
if he shall have a bankruptcy order made against him or shall compound with his creditors generally or shall apply to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

(d)
if in England or elsewhere he is admitted to hospital pursuant to an application for treatment under the Mental Health Act 1983 or an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

(e)	if he shall be absent from meetings of the Directors for six months without leave and the Directors shall resolve that his office be vacated; or

(f)
if a notice in writing is served upon him, signed by all his co-Directors for the time being, to the effect that his office as Director shall on receipt of such notice ipso facto be vacated, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

85	Removal of Director

The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and elect another person in place of a Director so removed from office. In default of such election the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

MEETINGS AND PROCEEDINGS OF DIRECTORS

86	Convening of meetings of Directors

86.1
Subject to the provisions of these Articles, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any Director may, and the Secretary at the request of a Director shall, summon a meeting of the Directors by giving notice of such meeting to all the Directors. Any such notice may be given to a Director personally, by word of mouth, by notice in writing or by electronic means (in the case of a written notice or a notice sent by electronic means, sent to him at his last known address, or such other address, if any, as may for the time being be notified by him or on his behalf to the Company for that purpose), and each Director shall, on appointment, be taken to have agreed to the giving of notices in any such manner. Any Director may waive, in writing, notice of any meeting and any such waiver may be retroactive.

86.2
The Directors, and any committee of the Directors, shall be deemed to meet together if, being in separate locations, they are nonetheless linked by conference telephone or other communication equipment which allows those participating to hear and speak to each other, and a quorum in that event, unless so fixed at any other number, shall be two persons so linked. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

87	Quorum

The quorum necessary for the transaction of business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

88	Chairman

88.1
The Directors may elect from their number a Chairman and a Deputy Chairman (or two or more Deputy Chairmen) and determine the period for which each is to hold office. If no Chairman or Deputy Chairman shall have been appointed or if at any meeting of the Directors no Chairman or Deputy Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

88.2
If at any time there is more than one Deputy Chairman the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

89	Casting vote

Questions arising at any meeting of the Directors shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

90	Number of Directors below minimum

The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling such vacancies or of summoning General Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

91	Written resolutions

91.1	A resolution in writing of the Directors shall be as valid and effectual as a resolution duly passed at a meeting of the Directors and may consist of several documents in the same or similar form.

91.2	A resolution in writing of the Directors is adopted when all the directors have signed it or approved it in writing.

91.3	For the purpose of this Article:

91.3.1	a resolution signed or approved by an alternate need not also be signed or approved by his appointor; and

91.3.2	a resolution signed or approved by a Director who has appointed an alternate need not also be signed or approved by the alternate in that capacity.

92	Validity of proceedings

All acts done by any meeting of Directors, or of any committee or sub-committee of the Directors, or by any person acting as a Director or as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee or sub-committee and had been entitled to vote.

DIRECTORS’ INTERESTS

93	Authorisation of Directors’ interests

93.1
For the purposes of Section 175 of the Companies Act 2006, the Directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director under that Section to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company.

93.2	Authorisation of a matter under this Article shall be effective only if:

93.2.1
the matter in question shall have been proposed in writing for consideration at a meeting of the Directors, in accordance with the Board’s normal procedures or in such other manner as the Directors may determine;

93.2.2
any requirement as to the quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”); and

93.2.3	the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

93.3	Any authorisation of a matter under this Article may:

(a)	extend to any actual or potential conflict of interest which may arise out of the matter so authorised;

(b)	be subject to such conditions or limitations as the Directors may determine, whether at the time such authorisation is given or subsequently;

(c)	be terminated by the Directors at any time;

and a Director shall comply with any obligations imposed on him by the Directors pursuant to any such authorisation.

93.4
A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any matter authorised by the Directors under this Article and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

93.5	This Article does not apply to a conflict of interest arising in relation to a transaction or arrangement with the Company.

93A      Permitted Interests

93A.1	Subject to compliance with Article 93A.2, a Director, notwithstanding his office, may have an interest of the following kind:

(a)	where a Director (or a person connected with him) is a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in any Relevant Company;

(b)
where a Director (or a person connected with him) is a party to, or otherwise interested in, any contract, transaction or arrangement with a Relevant Company, or in which the Company is otherwise interested;

(c)
where the Director (or a person connected with him) acts (or any firm of which he is a partner, employee or member acts) in a professional capacity for any Relevant Company (other than as Auditor) whether or not he or it is remunerated therefor;

(d)
where the Director is or becomes a director of any other company in which the Company does not have an interest if that cannot reasonably be regarded as likely to give rise to a conflict of interest at the time of his appointment as director of that other Company;

(e)	an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

(f)	an interest, or a transaction or arrangement giving rise to an interest, of which the Director is not aware; or

(g)	any other interest authorised by Ordinary Resolution.

No authorisation under Article 93 shall be necessary in respect of any such interest.

93A.2
Subject to Section 182 of the Companies Act 2006 the Director shall declare the nature and extent of any interest permitted under Article 93A.1, and not falling with Article 93A.3, at a meeting of the Directors or in such other manner as the Directors may determine.

93A.3   No declaration of an interest shall be required by a Director in relation to an interest:

(a)	falling within paragraph (d) or (e) of Article 93A.1;

(b)
if, or to the extent that, the other Directors are already  aware of such interest (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

(c)
if, or to the extent that, it concerns the terms of his service contract (as defined in Section 227 of the Companies Act 2006) that have been or are to be considered by a meeting of the Directors, or by a committee of Directors appointed for the purpose under these Articles.

93A.4
A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any Relevant Company or for such remuneration, each as referred to in Article 93A.1, and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

93A.5   For the purposes of this Article, “Relevant Company” shall mean:

(a)	the Company;

(b)	a subsidiary undertaking of the Company;

(c)	any holding company of the Company or a subsidiary undertaking of any such holding company;

(d)	any body corporate promoted by the Company; or

(e)	any body corporate in which the Company is otherwise interested.

94	Restrictions on quorum and voting

94.1
Save as provided in this Article, and whether or not the interest is one which is authorised pursuant to Article 93 or permitted under Article 93A, a Director shall not be entitled to vote on any resolution in respect of any contract, transaction or arrangement, or any other proposal, in which he (or a person connected with him) is interested. Any vote of a Director in respect of a matter where he is not entitled to vote shall be disregarded.

94.2	A Director shall not be counted in the quorum for a meeting of the Directors in relation to any resolution on which he is not entitled to vote.

94.3
Subject to the provisions of the Statutes, a Director shall (in the absence of some other interest than is set out below) be entitled to vote, and be counted in the quorum, in respect of any resolution concerning any contract, transaction or arrangement, or any other proposal:

(a)	in which he has an interest of which he is not aware;

(b)	in which he has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

(c)	in which he has an interest only by virtue of interests in shares, debentures or other securities of the Company, or by reason of any other interest in or through the Company;

(d)
which involves the giving of any security, guarantee or indemnity to the Director or any other person in respect of (i) money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings; or (ii) a debt or other obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(e)
concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings (i) in which offer he is or may be entitled to participate as a holder of securities; or (ii) in the underwriting or sub-underwriting of which he is to participate;

(f)
concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor, employee or otherwise, provided that he (together with persons connected with him) is not the holder of, or beneficially interested in, one per cent or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of the relevant body corporate;

(g)
relating to an arrangement for the benefit of the employees or former employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;

(h)	concerning the purchase or maintenance by the Company of insurance for any liability for the benefit of Directors or for the benefit of persons who include Directors;

(i)	concerning the giving of indemnities in favour of Directors;

(j)
concerning the funding of expenditure by any Director or Directors on (i) defending criminal, civil or regulatory proceedings or actions against him or them, (ii) in connection with an application to the court for relief, or (iii) defending him or them in any regulatory investigations;

(k)	concerning the doing of anything to enable any Director or Directors to avoid incurring expenditure as described in paragraph (j); and

(l)	in respect of which his interest, or the interest of Directors generally, has been authorised by Ordinary Resolution.

94.4
Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company (or any body corporate in which the Company is interested), the proposals may be divided and considered in relation to each Director separately. In such case, each of the Directors concerned (if not debarred from voting under paragraph (f) of Article 94.3) shall be entitled to vote, and be counted in the quorum, in respect of each resolution except that concerning his own appointment or the fixing or variation of the terms thereof.

94.5
If a question arises at any time as to whether any interest of a Director prevents him from voting, or being counted in the quorum, under this Article, and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive, except in a case where the nature or extent of the interest of such Director has not been fairly disclosed. If any such question shall arise in respect of the chairman of the meeting, the question shall be decided by resolution of the Directors and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the Directors.

94A      Confidential information

94A.1
Subject to Article 94A.2, if a Director, otherwise than by virtue of his position as Director, receives information in respect of which he owes a duty of confidentiality to a person other than the Company, he shall not be required:

(a)	to disclose such information to the Company or to the Directors, or to any Director, officer or employee of the Company; or

(b)	otherwise use or apply such confidential information for the purpose of or in connection with the performance of his duties as a Director.

94A.2
Where such duty of confidentiality arises out of a situation in which the Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company, Article 94A.1 shall apply only if the conflict arises out of a matter which has been authorised under Article 93 above or falls within Article 93A above.

94A.3
This Article is without prejudice to any equitable principle or rule of law which may excuse or release the Director from disclosing information, in circumstances where disclosure may otherwise be required under this Article.

95	Directors’ interests - general

95.1	For the purposes of Articles 93 to 95:

(a)	an interest of a person who is connected with a Director shall be treated as an interest of the Director; and

(b)	Section 252 of the Companies Act 2006 shall determine whether a person is connected with a Director.

95.2
Where a Director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the Director may, and shall if so requested by the Directors take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the Directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the Directors for the purpose of or in connection with the situation or matter in question, including without limitation:

(a)	absenting himself from any meetings of the Directors at which the relevant situation or matter falls to be considered; and

(b)
not reviewing documents or information made available to the Directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for him to have access to such documents or information.

95.3	The Company may by Ordinary Resolution ratify any contract, transaction or arrangement, or other proposal, not properly authorised by reason of a contravention of any provisions of Articles 93 to 95.

COMMITTEES OF THE DIRECTORS

96	Appointment and constitution of committees

The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees. Any such committee shall, unless the Directors otherwise resolve, have power to sub-delegate to sub-committees any of the powers or discretions delegated to it. Any such committee or sub-committee shall consist of one or more Directors and (if thought fit) one or more other named person or persons to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee or sub-committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee or sub-committee. Any committee or sub-committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee or sub-committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee or sub-committee but so that (a) the number of members who are not Directors shall be less than one-half of the total number of members of the committee or sub-committee and (b) no resolution of the committee or sub-committee shall be effective unless a majority of the members of the committee or sub-committee present throughout the meeting are Directors.

97	Proceedings of committee meetings

The meetings and proceedings of any such committee or sub-committee consisting of two or more persons shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

POWERS OF DIRECTORS

98	General powers

The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in General Meeting subject nevertheless to any regulations of these Articles, to the provisions of the Statutes and to such regulations as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

99	Local boards

The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

100	Appointment of attorney

The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

101	President

The Directors may from time to time elect a President of the Company and may determine the period for which he shall hold office. Such President may be either honorary or paid such remuneration as the Directors in their discretion shall think fit, and need not be a Director but shall, if not a Director, be entitled to receive notice of and attend and speak, but not to vote, at all meetings of the Board of Directors.

102	Signature on cheques etc.

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

103	Borrowing powers

103.1
Subject as hereinafter provided and to the provisions of the Statutes, the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital or any part or parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

103.2
The Directors shall restrict the borrowings of the Company and exercise all voting and other rights, powers of control or rights of influence exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (so far, as regards subsidiary undertakings, as by such exercise they can secure) that the aggregate amount for the time being remaining outstanding of all moneys borrowed by the Group and for the time being owing to persons outside the Group less the aggregate amount of Current Asset

Investments shall not at any time without the previous sanction of an Ordinary Resolution of the Company exceed an amount equal to two times the Adjusted Capital and Reserves.

103.3	For the purpose of this Article:

103.3.1	“Group” means the Company and its subsidiary undertakings for the time being;

103.3.2	“relevant balance sheet” means at any time the latest audited consolidated balance sheet dealing with the state of affairs of the Company and (with or without exceptions) its subsidiary undertakings;

103.3.3
“Adjusted Capital and Reserves” shall mean at any material time a sum equal to the aggregate, as shown by the relevant balance sheet, of the amount paid up on the issued or allotted share capital of the Company and the amount standing to the credit of the reserves (including the profit and loss account and any share premium account or capital redemption reserve) of the Company and its subsidiary undertakings included in the consolidation in the relevant balance sheet but after:

(i)	deducting therefrom any debit balance on profit and loss account or on any other reserve;

(ii)	excluding any amount included in such reserves but set aside for taxation (including deferred taxation) less any sums properly added back in respect of any such amount;

(iii)
making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital and/or any such reserves (other than profit and loss account) subsequent to the date of the relevant balance sheet and so that for this purpose if any issue or proposed issue of shares by the Company for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect thereof (not being moneys payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);

(iv)
making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by the Company or its subsidiary undertakings (to the extent not attributable directly or indirectly to the Company) out of profits earned up to and including the date of the relevant balance sheet to the extent that such distribution is not provided for in such balance sheet;

(v)
making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiary undertakings (including a variation whereby an undertaking becomes or ceases to be a subsidiary undertaking) since the date of the relevant balance sheet;

(vi)
if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any undertaking is to become or cease to be a subsidiary undertaking of the Company, making all such adjustments as would be appropriate if such transaction had been carried into effect;

(vii)	excluding minority interests in subsidiary undertakings to the extent not already excluded;

(viii)
deducting sums equivalent to the book values of goodwill and any other intangible assets shown as such in the relevant balance sheet (adjusted as aforesaid) but adding back a sum equal to the goodwill arising on acquisitions of companies and businesses remaining within the Group including any which has been written off against reserves in accordance with United Kingdom generally accepted accounting principles;

103.3.4	“moneys borrowed” shall be deemed to include (to the extent that the same would not otherwise fall to be taken into account):

(i)	the amount of all debentures allotted or issued (whether or not for cash) by any member of the Group which are not for the time being beneficially owned by a company within the Group;

(ii)
the outstanding amount of acceptances (not being acceptances of trade bills in respect of the purchase or sale of goods in the ordinary course of trading) by any member of the Group or by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the Group;

(iii)
the nominal amount of any allotted or issued and paid up share capital (other than equity share capital) of any subsidiary undertaking which is a body corporate of the Company not for the time being beneficially owned by other members of the Group;

(iv)
the amount of any other allotted or issued and paid up share capital and of any other debentures or other borrowed moneys (not being shares or debentures which or borrowed moneys the indebtedness in respect of which is for the time being beneficially owned within the Group) the redemption or repayment whereof is guaranteed (or is the subject of an indemnity granted) by any member of the Group or which any member of the Group may be required to purchase;

(v)	the minority proportion of moneys borrowed and owing to a partly-owned subsidiary undertaking by another member of the Group;

(vi)
the aggregate amount owing by any member of the Group under finance leases (as determined in accordance with any then current Statement of Standard Accounting Practice or otherwise in accordance with United Kingdom generally accepted accounting principles);

(vii)
the principal amount of any book debts of any member of the Group which have been sold or agreed to be sold, to the extent that any member of the Group is for the time being liable to indemnify or reimburse the purchaser in respect of any non-payment in respect of such book debts;

(viii)
any part of the purchase price of any movable or immovable assets acquired by any member of the Group, the payment of which is deferred beyond the date of completion of the conveyance, assignment or transfer of the legal estate to such assets or, if no such conveyance, assignment or transfer is to take place within six months after the date on which the contract for such purchase is entered into or (if later) becomes unconditional, beyond that date;

but shall be deemed not to include:

(ix)
moneys borrowed by any member of the Group for the purpose of repaying, redeeming or purchasing (with or without premium) in whole or in part any other borrowed moneys falling to be taken into account and intended to be applied for such purpose within six months after the borrowing thereof pending the application for such purpose or, if earlier, the end of such period;

(x)
any amounts borrowed by any member of the Group from bankers or others for the purpose of financing any contract up to an amount not exceeding that part of the price receivable under such contract which is guaranteed or insured by the Export Credits Guarantee Department or other like institution carrying on a similar business;

(xi)	the minority proportion of moneys borrowed by a partly-owned subsidiary undertaking and not owing to another member of the Group;

and so that:

(xii)	no amount shall be taken into account more than once in the same calculation but subject thereto (i) to (xi) above shall be read cumulatively; and

(xiii)
in determining the amount of any debentures or other moneys borrowed or of any share capital for the purpose of this paragraph 103.3.4 there shall be taken into account the nominal or principal amount thereof (or, in the case of partly-paid debentures or shares, the amount for the time being paid up thereon) together with any fixed or minimum premium payable on final redemption or repayment Provided that if moneys are borrowed or shares are issued on terms that they may be repayable or redeemable (or that any member of the Group may be required to purchase them) earlier than their final maturity date (whether by exercise of an option on the part of the issuer or the creditor (or a trustee for the creditor) or the shareholder, by reason of a default or for any other reason) at a premium or discount to their nominal or principal amount then there shall be taken into account the amount (or the greater or greatest of two or more alternative amounts) which would, if those circumstances occurred, be payable on such repayment, redemption or purchase at the date as at which the calculation is being made;

103.3.5	in relation to a partly-owned subsidiary undertaking the “minority proportion” is a proportion equal to the proportion of its issued equity share capital which is not attributable to the Company;

103.3.6	“Current Asset Investments” means the aggregate of:

(i)	cash in hand of the Group;

(ii)
sums standing to the credit of any current or other account of any member of the Group with banks in the United Kingdom or elsewhere to the extent that remittance of the same to the United Kingdom is not prohibited by any law, regulation, treaty or official directive or, where remittance of the same to the United Kingdom is so prohibited, to the extent that the same may be set off against or act as security for any moneys borrowed by such member;

(iii)
the amount of such assets as would be included in “Current Assets - Investments” in a consolidated balance sheet of the Group prepared as at the date of the relevant calculation in accordance with the principles used in the preparation of the relevant balance sheet;

less:

(iv)	in the case of a partly-owned subsidiary undertaking, a proportion thereof equal to the minority proportion; and

(v)	an amount equal to any amount excluded from paragraph 103.3.4 by virtue of sub-paragraph 103.3.4(ix).

103.4
For the purposes of the foregoing paragraphs, borrowed moneys expressed in or calculated by reference to a currency other than sterling shall be converted into sterling at the relevant rate of exchange used for the purposes of the relevant balance sheet save that moneys borrowed (or first brought into account for the purposes of this Article) since the date of such balance sheet shall be converted at the rate of exchange or approximate rate of exchange (determined on such basis as the Auditors may determine or approve) ruling on the date on which such moneys are borrowed (or first taken into account as aforesaid).

103.5
The determination of the Auditors as to the amount of the Adjusted Capital and Reserves at any time shall be conclusive and binding on all concerned and for the purposes of their computation the Auditors may at their discretion make such further or other adjustments (if any) as they think fit. Nevertheless the Directors may act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves at any time and if in consequence the limit hereinbefore contained is inadvertently exceeded an amount of borrowed moneys equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a determination of the Auditors or otherwise the Directors became aware that such a situation has or may have arisen.

103.6
No person dealing with the Company or any of its subsidiary undertakings shall be concerned to see or enquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded.

ALTERNATE DIRECTORS

104	Alternate Directors

104.1
Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors or unless the appointee is another Director, shall have effect only upon and subject to being so approved.

104.2
The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director, otherwise than by retirement at a General Meeting at which he is re-elected.

104.3
An alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative but he shall not be counted more than once for the purposes of the quorum. If his appointor is for the time being temporarily unable to act through ill health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committees of the Directors the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director, nor shall he be deemed to be a Director for the purposes of these Articles, nor shall he be deemed to be the agent of his appointor.

104.4
An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

SECRETARY

105	Secretary

The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Deputy and/or Assistant Secretaries.

THE SEAL

106	The Seal

106.1
The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf. The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued.

106.2
Every instrument to which the Seal or the Securities Seal shall be affixed (other than a certificate for or evidencing shares, debentures or other securities (including options) issued by the Company) shall be signed autographically by one Director and the Secretary or by two Directors.

106.3	The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

106.4
Any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument which makes it clear on its face that it is intended to have effect as a deed shall be so signed without the authority of the Directors or of a committee authorised by the Directors in that behalf.

AUTHENTICATION OF DOCUMENTS

107	Authentication of documents

Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any document affecting the constitution of the Company and any resolution passed at a shareholders’ meeting or at a meeting of the Directors or any committee, and any book, record, document or account relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any book, record, document or account is elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

RESERVES

108	Establishment of reserves

The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes.

109	Business bought as from past date

Subject to the provisions of the Statutes, where any asset, business or property is bought by the Company as from a past date the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

DIVIDENDS

110	Final dividends

The Company may by Ordinary Resolution declare dividends but no such dividend shall exceed the amount recommended by the Directors.

111	Fixed and interim dividends

If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit. Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or pari passu with those shares, of any such fixed or interim dividend as aforesaid.

112	Distribution in specie

The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

113	No dividend except out of profits

No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

114	Ranking of shares for dividend

Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

115	Manner of payment of dividends

115.1
Any dividend or other moneys payable on or in respect of a share shall be paid to the member or to such other person as the member (or, in the case of joint holders of a share, all of them) may in writing direct. Such dividend or other moneys may be paid (i) by cheque sent by post to the payee or, where there is more than one payee, to any one of them, or (ii) by inter-bank transfer to such account as the payee or payees shall in writing direct, or (iii) using the facilities of a relevant system, or (iv) by such other method of payment as the member (or in the case of joint holders of a share, all of them) may agree to. Every such cheque shall be sent at the risk of the person or persons entitled to the money represented thereby, and payment of a cheque by the banker upon whom it is drawn, or any transfer or payment within (ii) or (iii) above, shall be a good discharge to the Company.

115.2
Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency as the Directors may determine using such exchange rate for currency conversions as the Directors may select.

115.3
The Company may cease to send any cheque, warrant or order by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares the cheque, warrant or order has been returned undelivered or remains uncashed or if, following one such occasion, reasonable enquiries have failed to established any new addresses for the relevant member(s) but, subject to the provisions of these Articles, shall recommence sending cheques, warrants or orders in respect of the dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

116	Joint holders

If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

117	Record date for dividends

Any resolution for the declaration or payment of a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

118	No interest on dividends

No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

119	Retention of dividends

119.1
The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the moneys payable to the Company in respect of that share.

119.2
The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

120	Unclaimed dividend

The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of 12 years from the date on which such dividend was declared or became due for payment shall be forfeited and shall revert to the Company.

121	Waiver of dividend

The waiver in whole or in part of any dividend on any share by any document (whether or not executed as a deed) shall be effective only if such document is signed or authenticated in accordance with Article 134 by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

CAPITALISATION OF PROFITS AND RESERVES

122	Capitalisation of profits and reserves

122.1
The Directors may, with the sanction of an Ordinary Resolution of the Company, capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account.

122.2
Such capitalisation shall be effected by appropriating such sum to the holders of Ordinary Shares on the Register at the close of business on the date of the resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of Ordinary Shares and applying such sum on their behalf in paying up in full unissued Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid.

122.3
The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

SCRIP DIVIDENDS

123	Scrip dividends

123.1
Subject as hereinafter provided, the Directors may offer to ordinary shareholders the right to receive, in lieu of dividend (or part thereof), an allotment of new Ordinary Shares credited as fully paid.

123.2
The Directors shall not make such an offer unless so authorised by an Ordinary Resolution passed at any General Meeting, which authority may extend to dividends declared or paid prior to the fifth Annual General Meeting of the Company occurring thereafter, but no further.

123.3
The Directors may either offer such rights of election in respect of the next dividend (or part thereof) proposed to be paid; or may offer such rights of election in respect of that dividend and all subsequent dividends, until such time as the election is revoked; or may allow shareholders to make an election in either form.

123.4
The basis of allotment on each occasion shall be determined by the Directors so that, as nearly as may be considered convenient, the value of the Ordinary Shares to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the value of an Ordinary Share shall be the average of the middle market quotations of an Ordinary Share on the London Stock Exchange, as derived from the Daily Official List, on each of the first five business days on which the Ordinary Shares are quoted “ex” the relevant dividend.

123.5
If the Directors determine to offer such right of election on any occasion they shall give notice in writing to the ordinary shareholders of such right and shall issue forms of election and shall specify the procedures to be followed in order to exercise such right provided that they need not give such notice to a shareholder who has previously made, and has not revoked, an earlier election to receive Ordinary Shares in lieu of all future dividends, but instead shall send him a reminder that he has made such an election, indicating how that election may be revoked in time for the next dividend proposed to be paid.

123.6
On each occasion the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on Ordinary Shares in respect whereof the share election has been duly exercised and has not been revoked (the “elected Ordinary Shares”), and in lieu thereof additional shares (but not any fraction of a share) shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on that occasion on such basis and shall apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis.

123.7
The additional Ordinary Shares so allotted on any occasion shall rank pari passu in all respects with the fully-paid Ordinary Shares then in issue save only as regards participation in the relevant dividend.

123.8	Article 122 shall apply (mutatis mutandis) to any capitalisation made pursuant to this Article.

123.9
No fraction of an Ordinary Share shall be allotted. The Directors may make such provision as they think fit for any fractional entitlements including, without limitation, provision whereby, in whole or in part, the benefit thereof accrues to the Company and/or fractional entitlements are accrued and/or retained and in either case accumulated on behalf of any ordinary shareholder.

123.10
The Directors may on any occasion determine that rights of election shall not be made available to any ordinary shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

123.11
In relation to any particular proposed dividend the Directors may in their absolute discretion decide (i) that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend or (ii) at any time prior to the allotment of the Ordinary Shares which would otherwise be allotted in lieu thereof, that all elections to take shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

ACCOUNTS

124	Accounting records

Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

125	Copies of accounts for members

125.1
Subject to paragraph 125.2, a copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than 21 days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles.

125.2	This Article shall not require a copy of the documents referred to in paragraph 125.1 to be sent

125.2.1	to any member to whom a summary financial statement is sent in accordance with the Statutes;

125.2.2	to more than one of joint holders;

125.2.3	to any person of whose address the Company is not aware;

but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

AUDITORS

126	Validity of Auditor’s acts

Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

127	Auditor’s right to attend General Meetings

An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.

COMMUNICATION WITH MEMBERS

128	Service of notices etc

128.1
The Company may, subject to and in accordance with the Companies Acts and these Articles, send or supply all types of notices, documents or information to members by electronic means and/or by making such notices, documents or information available on a website.

128.2
The Company Communications Provisions have effect for the purposes of any provision of the Companies Acts or these Articles that authorises or requires notices, documents or information to be sent or supplied by or to the Company.

128.3
Any notice, document or information (including a share certificate) which is sent or supplied by the Company in hard copy form, or in electronic form but to be delivered other than by electronic means and/or by means of a website, and which is sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient 24 hours (or, where first class mail is not employed, 48 hours) after it was posted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed, pre-paid and posted.

128.4
Any notice, document or information which is sent or supplied by the Company by electronic means shall be deemed to have been received by the intended recipient 24 hours after it was sent, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed.

128.5
Any notice, document or information which is sent or supplied by the Company by means of a website shall be deemed to have been received when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

128.6
The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or proceeding.

128.7	The provisions of this Article shall have effect in place of the Company Communications Provisions relating to deemed delivery of notices, documents or information.

129	Joint holders

129.1
Anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the Register in respect of the share.

129.2
Any notice, document or information which is authorised or required to be sent or supplied to joint holders of a share may be sent or supplied to the joint holder whose name stands first in the Register in respect of the share, to the exclusion of the other joint holders.

129.3	The provisions of this Article shall have effect in place of the Company Communications Provisions regarding joint holders of shares.

130	Deceased and bankrupt members

130.1	A person who claims to be entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall supply to the Company:

(a)	such evidence as the Directors may reasonably require to show his title to the share,

(b)	an address at which notices may be sent or supplied to such person,

whereupon he shall be entitled to have sent or supplied to him at such address any notice, document or information to which the said member would have been entitled. Any notice, document or information so sent or supplied shall for all purposes be deemed to be duly sent or supplied to all persons interested (whether jointly with or as claiming through or under him) in the share.

130.2
Save as provided by paragraph 130.1, any notice, document or information sent or supplied by hand or by post to the address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder.

130.3	The provisions of this Article shall have effect in place of the Company Communications Provisions regarding the death or bankruptcy of a holder of shares in the Company.

131	Overseas members

Subject to the Statutes, the Company shall not be required to send notices, documents or information to a member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices.

132	Suspension of postal services

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable to give notice by post in hard copy form of a shareholders’ meeting, such notice shall be deemed to have been given to all members entitled to receive such notice in hard copy form  if such notice is advertised on the same date in at least one national newspaper and such notice shall be deemed to have been given on the day when the advertisement appears. In any such case, the Company shall (i) make such notice available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment thereof and (ii) send confirmatory copies of the notice by post to such members if at least seven days prior to the meeting the posting of notices again becomes practicable.

133	Deleted by Special Resolution passed on 15 May 2007

134	Signature or authentication of documents sent by electronic means

Where these Articles require a notice or other document to be signed or authenticated by a member or other person then any notice or other document sent or supplied in electronic form is sufficiently authenticated in any manner authorised by the Company Communications Provisions or in such other manner approved by the Directors. The Directors may designate mechanisms for validating any such notice or other document, and any such document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.

135	Statutory requirements as to notices

Nothing in any of the preceding seven Articles shall affect any provision of the Statutes that requires or permits any particular notice, document or information be sent or supplied in any particular manner.

WINDING-UP

136	Directors’ power to petition

The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

137	Distribution of assets in specie

If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a Special Resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

DESTRUCTION OF DOCUMENTS

138	Destruction of documents

Subject to compliance with the rules (as defined in the CREST Regulations) applicable to shares of the Company in uncertificated form, the Company shall be entitled to destroy all instruments of transfer or other documents which have been registered or on the basis of which registration was made at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and all instruments of proxy at any time after the expiry of one year from the date of the relevant meeting (or, where the instrument relates to more than one meeting, the date of the last such meeting). It shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

(a)	the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)
nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

INDEMNITY

139	Indemnity

139.1
Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company shall be indemnified by the Company out of its own funds against and/or exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

139.2
Without prejudice to paragraph 139.1 the Directors shall the have power to purchase and maintain insurance for or for the benefit of any person who is or was at any time a Director or officer of any Relevant Company (as defined in paragraph 139.3 of this Article) or who is or was at any time a trustee of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by any such person in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to his duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme.

139.3
For the purpose of paragraph 139.2 “Relevant Company” shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.

APPROVED DEPOSITARIES

140	Approved Depositaries

140.1
An Approved Depositary shall maintain a register or system(s) (the “Proxy Register”) in which shall be recorded the aggregate number of Ordinary Shares which for the time being are registered in the name of the Approved Depositary or its Nominee (the “Depositary Shares”) as well as the name and address of each person who is for the time being appointed as an Appointed Proxy pursuant to paragraph 140.2 below and, against his name and address, the number of Depositary Shares in respect of which that Appointed Proxy’s appointment for the time being subsists (his “Appointed Number”). The Proxy Register shall be open to inspection by any person authorised by the Company during usual business hours and the Approved Depositary shall furnish to the Company or its agents upon demand all such information as to the contents of the Proxy Register, or any part of it, as may be requested.

140.2
Without prejudice to the right of an Approved Depositary or its Nominee to exercise any rights conferred in these Articles, an Approved Depositary or its Nominee may appoint as its proxy or proxies such person or persons as it thinks fit (each such person being an “Appointed Proxy”) and may determine the method by which and the terms upon which, such appointments are made, save that each such appointment shall specify the Appointed Number in respect of which that appointment is made and the aggregate Appointed Numbers of all the Appointed Proxies subsisting at any one time shall not exceed the aggregate number of Depositary Shares.

140.3
Subject to the Statutes and subject to the provisions of these paragraphs, and so long as the Depositary Shares shall be of a sufficient number so as to include his Appointed Number, an Appointed Proxy:

140.3.1
shall upon production to the Company at a General Meeting of written evidence of his appointment (which shall be in such form as the Company and the Approved Depositary shall determine from time to time) be entitled to the same rights (including, without limitation, those rights contained in Articles 58.1 and 67), and subject to the same restrictions, in relation to his Appointed Number as though the Ordinary Shares represented by the Appointed Number were registered in the name of the Approved Depositary (or its Nominee) and the Appointed Proxy was a person validly appointed as proxy by the Approved Depositary (or its Nominee) in accordance with Articles 65 and 66; and

140.3.2
shall himself be entitled, by an instrument of proxy duly signed by him pursuant to Article 65.1 and deposited with the Company in accordance with Article 66.1, to appoint another person as his proxy in relation to his Appointed Number so that the provisions of these paragraphs shall apply (mutatis mutandis) in relation to such an appointment as though the Ordinary Shares represented by the Appointed Number were registered in the name of the Appointed Proxy and the appointment by the Appointed Proxy was made in accordance with Articles 65 and 66.

140.4	The Company may send an Appointed Proxy at his address as is shown in the Proxy Register all notices and other documents which are sent to the holders of Ordinary Shares.

140.5
The Company may pay to an Appointed Proxy at his address as shown in the Proxy Register all dividends payable on the Ordinary Shares in respect of which he has been appointed as Appointed Proxy, and payment of any such dividend shall be a good discharge to the Company of its obligation to make payment to the Approved Depositary or its Nominee in respect of the Ordinary Shares concerned.

140.6

140.6.1	For the purposes of determining which persons are entitled as Appointed Proxies:

(i)	to exercise the rights conferred by paragraph 140.3;

(ii)	to receive documents sent pursuant to paragraph 140.4; and

(iii)	to be paid dividends pursuant to paragraph 140.5,

and each Appointed Proxy’s Appointed Number, the Approved Depositary may determine that the Appointed Proxies who are so entitled shall be the persons entered in the Proxy Register at the close of business on a date (a “Record Date”) determined by the Approved Depositary in consultation with the Company.

140.6.2	When a Record Date is determined for a particular purpose:

(i)
the number of Depositary Shares in respect of which a person entered in the Proxy Register as an Appointed Proxy is to be treated as having been appointed for that purpose shall be the number appearing against his name in the Proxy Register as at the close of business on the Record Date; and

(ii)	changes to entries in the Proxy Register after the close of business on the Record Date shall be disregarded in determining the entitlement of any person for the purpose concerned.

140.7
Except as required by law, no Appointed Proxy shall be recognised by the Company as holding any interest in shares upon any trust and subject to the recognition of the rights conferred in relation to General Meetings by appointments made by Appointed Proxies pursuant to paragraph 140.3.2 the Company shall be entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the Approved Depositary) who has any interest in the Ordinary Shares in respect of which the Appointed Proxy has been appointed.

140.8
If any question shall arise as to whether any particular person or persons has or have been validly appointed to vote (or exercise any other right) in respect of any Depositary Shares (whether by reason of the aggregate number of shares in respect of which appointments are recorded in the Proxy Register exceeding the aggregate number of Depositary Shares or for any other reason) such question shall if arising at or in relation to a General Meeting be determined by the chairman of the meeting (and if arising in any other circumstances shall be determined by the Directors) whose determination (which may include declining to recognise a particular appointment or appointments as valid) shall if made in good faith be conclusive and binding on all persons interested.